EXHIBIT 99.7

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

December 2022 acquisitions of Outrigger DJ Midstream and Sterling DJ.
As previously disclosed, on December 1, 2022, Summit Midstream Holdings, LLC (“SMP Holdings”), a wholly owned subsidiary of Summit Midstream Partners, LP (including its subsidiaries, collectively “SMLP” or the “Partnership”), completed the acquisition of Outrigger DJ Midstream LLC (“Outrigger DJ”) from Outrigger Energy II LLC, for cash consideration of $165.0 million, subject to post-closing adjustments and each of Sterling Energy Investments LLC, Grasslands Energy Marketing LLC and Centennial Water Pipelines LLC (collectively, “Sterling DJ”) from Sterling Investment Holdings LLC, for cash consideration of $140.0 million, subject to post-closing adjustments (collectively the “DJ Acquisitions”), each pursuant to definitive agreements, dated October 14, 2022 (collectively the “DJ Purchase Agreements”). The DJ Purchase Agreements contain customary representations and warranties, covenants and indemnification provisions. Outrigger DJ and Sterling DJ own natural gas gathering and processing systems, a crude oil gathering system, freshwater rights and a freshwater delivery system located near the Partnership’s Hereford assets in Weld County, Colorado.
September 2022 disposition of Bison Gathering System.
As previously disclosed on September 19, 2022, the Partnership, completed the sale of Bison Midstream, LLC (“Bison Midstream”) (the “Bison Sale”) to a subsidiary of Steel Reef Infrastructure Corp. (“Steel Reef”) for cash consideration of $36.7 million, which was net of cash disposed of and includes certain working capital adjustments, pursuant to a purchase agreement, dated September 19, 2022, by and between SMP Holdings and Steel Reef US Corp. (the “Purchase Agreement”). Bison Midstream owns a gas gathering system in the Burke and Mountrail counties of North Dakota. The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions.
June 2022 disposition of Lane G&P System.
As previously disclosed, on June 30, 2022, the Partnership completed the sale of Summit Midstream Permian, LLC (“Summit Permian”) (the “Permian Sale”) to a wholly owned subsidiary of Matador Resources Company (“Matador”) and received cash of approximately $75.1 million, which was net of cash disposed of and included certain working capital adjustments. In connection with the sale, a subsidiary of Matador also assumed the Partnership’s take-or-pay firm capacity on the Partnership’s Double E Pipeline joint venture (“Double E Pipeline”). The Partnership is the operator of the Double E Pipeline joint venture and owns a 70% interest.
Unaudited Pro Forma Condensed Combined Financial Statements
The following unaudited pro forma condensed combined financial statements of the Partnership are presented to illustrate the effect to the Partnership’s historical financial position and operating results of (i) the acquisition of Outrigger DJ, (ii) the acquisition of Sterling DJ, (iii) the Permian Sale, (iv) the Bison Sale (v) the financing activities completed by the Partnership to close the DJ Acquisitions and (vi) the assumption of the Partnership’s take-or-pay firm capacity on the Double E Pipeline by a subsidiary of Matador.
The Bison Sale, the Permian Sale, and each of the DJ Acquisitions constituted significant transactions for purposes of Item 2.01 of Form 8-K. As a result, the Partnership prepared the accompanying unaudited pro forma condensed combined financial statements in accordance with Article 11 of Regulation S-X. Neither of the divestitures qualified as a discontinued operation because neither divestiture represented a strategic shift that will have a major effect on SMLP’s operations or financial results.
Certain historical amounts of Outrigger DJ and Sterling DJ have been reclassified to conform to the Partnership’s financial statement presentation. The accompanying Summit Midstream Partners, LP unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared to give effect to (i) known subsequent event purchase price settlements related to the Bison Sale and (ii) the DJ Acquisitions as if they had occurred on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and for the nine months ended September 30, 2022 have been prepared to give effect to the DJ Acquisitions, the Bison Sale, and the Permian Sale as if they had occurred on January 1, 2021.
The unaudited pro forma condensed combined balance sheet and statements of operations included herein are for information purposes only and are not necessarily indicative of the results that might have occurred had the divestiture or acquisition taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited condensed combined pro forma financial statements for various reasons, including but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unknown or underestimated preacquisition liabilities, and the differences between the assumptions used to prepare the unaudited pro forma condensed combined financial statements and actual results.
The pro forma adjustments in the unaudited pro forma condensed combined balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Partnership at the time these unaudited pro forma condensed combined financial statements were prepared. The Partnership believes its current estimates provide a reasonable basis of presenting the significant effects of the transaction. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed combined financial statements only include adjustments related to the DJ Acquisitions, the Bison Sale, and the Permian Sale.
This pro forma information is based on the historical consolidated financial statements of SMLP and should be read in conjunction with the condensed consolidated financial statements and accompanying footnotes included in the Partnership’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 and the consolidated financial statements and accompanying footnotes in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission on November 7, 2022 and February 28, 2022, respectively.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
As of September 30, 2022

(In thousands, except unit amounts)	SMLP Historical	Bison Conforming Adjustments		Outrigger DJ Historical	Outrigger DJ Conforming Adjustments (a)		Sterling DJ Historical	Sterling DJ Conforming Adjustments (b)		Pro forma Combined
ASSETS
Cash and cash equivalents	$10,450	$—		$2,221	$(1,221)	(a)	$1,939	$(1,439)	(b)	$11,950
Restricted cash	3,514	—		—	—		—	—		3,514
Accounts receivable	57,593	(1,000)	(d)	11,327	(3,802)	(a)	14,598	(448)	(b)	78,268
Other current assets	4,834	—		557	1,256	(a)	3,006	3,348	(b)	13,001
Total current assets	76,391	(1,000)		14,105	(3,767)		19,543	1,461		106,733
Property, plant and equipment, net	1,477,051	—		189,724	(46,937)	(a)	184,411	(82,130)	(b)	1,722,119
Intangible assets, net	144,002	—		—	21,447	(a)	10,354	28,325	(b)	204,128
Investment in equity method investees	513,974	—		—	—		—	—		513,974
Other noncurrent assets	28,254	—		55	(55)	(a)	1,486	8,379	(b)	38,119
TOTAL ASSETS	$2,239,672	$(1,000)		$203,884	$(29,312)		$215,794	$(43,965)		$2,585,073

LIABILITIES AND CAPITAL
Trade accounts payable	$9,448	$—		$418	$431	(a)	$10,167	$(2,794)	(b)	$17,670
Accrued expenses (1)	22,209	—		8,458	(2,366)	(a)	3,576	6,691	(b)	38,568
Deferred revenue	9,176	—		—	—		—	—		9,176
Accrued interest	34,185	—		—	—		—	—		34,185
Accrued environmental remediation	1,604	—		—	—		—	—		1,604
Current portion of long-term debt	9,009	—		—	—		—	—		9,009
Other current liabilities	11,474	—		—	—		—	2,428	(b)	13,902
Total current liabilities	97,105	—		8,876	(1,935)		13,743	6,325		124,114
Long-term debt, net	1,165,189	—			160,002	(c)	—	132,114	(c)	1,457,305
Noncurrent deferred revenue	38,793	—			—		—	—		38,793
Noncurrent accrued environmental remediation	2,272	—			—		—	—		2,272
Other noncurrent liabilities	29,269	—		3,700	(3,700)	(a)	4,745	8,602	(b)	42,616
Total liabilities	1,332,628	—		12,576	154,367		18,488	147,041		1,665,100
Commitments and contingencies

Mezzanine Capital
Subsidiary Series A Preferred Units	115,223	—			—		—	—		115,223

Partners’ Capital
Series A Preferred Units	83,252	—			—		—	—		83,252
Common limited partner capital	708,569	(1,000)	(e)	191,308	(183,679)	(e)	197,306	(191,006)	(e)	721,498
Total partners’ capital	791,821	(1,000)		191,308	(183,679)		197,306	(191,006)		804,750
TOTAL LIABILITIES AND CAPITAL	$2,239,672	$(1,000)		$203,884	$(29,312)		$215,794	$(43,965)		$2,585,073
(1) Accrued expenses include, after the effects of conforming adjustments, $8.5 million of ad valorem taxes payable and $9.7 million of accrued compensation and employee benefits.
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
For the Nine Months Ended September 30, 2022

(In thousands, except per-unit amounts)	SMLP Historical	Outrigger DJ Historical	Outrigger DJ Conforming Adjustments		Sterling DJ Historical	Sterling DJ Conforming Adjustments		Permian Disposition Adjustments		Bison Disposition Adjustments		Financing Conforming Adjustments		Pro forma Combined
Revenues:
Gathering services and related fees	$187,465	$533	$—		$—	$—		$(3,669)	(f)	$(196)	(f)	$—		$184,133
Natural gas, NGLs and condensate sales	67,364	83,642	—		104,048	—		(30,003)	(f) (h)	(41,224)	(f)	—		183,827
Other revenues	29,042	—	—		7,971	—		(531)	(f)	(9,867)	(f)	—		26,615
Total revenues	283,871	84,175	—		112,019	—		(34,203)		(51,287)		—		394,575
Costs and expenses:
Cost of natural gas and NGLs	64,162	63,927	—		76,783	—		(19,081)	(f) (h)	(40,044)	(f)	—		145,747
Operation and maintenance	61,216	3,692	—		11,597	—		(3,082)	(f)	(4,970)	(f)	—		68,453
General and administrative	31,983	221	—		3,512	40	(l)	(358)	(f)	(274)	(f)	—		35,124
Depreciation and amortization	89,397	7,586	(2,551)	(l)	9,597	(46)	(l)	(2,733)	(f)	(1,561)	(f)	—		99,689
Transaction costs	1,750	—	—		—	—		—		—		—		1,750
(Gain) loss on asset sales, net	(409)	(2,151)	—		—	—		13	(j)	(13)	(f)	—		(2,560)
Long-lived asset impairments	91,644	—	—		—	—		(84,516)	(j)	(6,945)	(j)	—		183
Total costs and expenses	339,743	73,275	(2,551)		101,489	(6)		(109,757)		(53,807)		—		348,386
Other income (expense), net	(4)	141	—		(639)	—		—		—		—		(502)
Gain on interest rate swaps	16,491	—	—		—	—		—		—		—		16,491
Loss on sale of business	(85)	—	—		—	—		—		—		—		(85)
Interest expense	(73,982)	—	—		1	—		—		—		(14,970)	(g)	(88,951)
Income (loss) before income taxes and equity method investment income	(113,452)	11,041	2,551		9,892	6		75,554		2,520		(14,970)		(26,858)
Income tax expense	(307)	—	—		—	—		—		—		—		(307)
Income from equity method investees	14,162	—	—		—	—		—		—		—		14,162
Net income (loss)	$(99,597)	$11,041	$2,551		$9,892	$6		$75,554		$2,520		$(14,970)		$(13,003)
Net income attributable to Subsidiary Series A Preferred Units	(12,155)	—	—		—	—		—		—		—		(12,155)
Net income (loss) attributable to Summit Midstream Partners, LP	$(111,752)	$11,041	$2,551		$9,892	$6		$75,554		$2,520		$(14,970)		$(25,158)
Less: net income attributable to Series A Preferred Units	(6,070)	—	—		—	—		—		—		—		(6,070)
Add: deemed contribution from Preferred Exchange Offer	20,974	—	—		—	—		—		—		—		20,974
Net income attributable to common limited partners	$(96,848)	$11,041	$2,551		$9,892	$6		$75,554		$2,520		$(14,970)		$(10,254)
Net income per limited partner unit:
Common unit – basic	$(9.68)													$(1.03)
Common unit – diluted	$(9.68)													$(1.03)

Weighted-average limited partner units outstanding:
Common units – basic	10,003													10,003
Common units – diluted	10,003													10,003
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year Ended December 31, 2021

(In thousands, except per-unit amounts)	SMLP Historical	Outrigger DJ Historical	Outrigger DJ Conforming Adjustments		Sterling DJ Historical	Sterling DJ Conforming Adjustments		Permian Disposition Adjustments		Bison Disposition Adjustments		Financing Conforming Adjustments		Pro forma Combined
Revenues:
Gathering services and related fees	$281,705	$933	$—		$—	$—		$(8,229)	(f)	$(223)	(f)	$—		$274,186
Natural gas, NGLs and condensate sales	82,768	73,525	—		90,404	—		(28,767)	(f) (h)	(47,470)	(f)	—		170,460
Other revenues	36,145	—	—		6,241	—		(481)	(f)	(14,764)	(f)	—		27,141
Total revenues	400,618	74,458	—		96,645	—		(37,477)		(62,457)		—		471,787
Costs and expenses:
Cost of natural gas and NGLs	81,969	64,250	—		59,958	—		(30,163)	(f) (h)	(47,637)	(f)	—		128,377
Operation and maintenance	74,178	5,425	—		12,469	268	(l)	(5,585)	(f)	(7,676)	(f)	—		79,079
General and administrative	58,166	192	—		6,010	53	(k)	(478)	(f)	(305)	(f)	—		63,638
Depreciation and amortization	119,076	9,624	(3,199)	(l)	14,006	(51)	(l)	(5,858)	(f)	(2,160)	(f)	—		131,438
Transaction costs	1,677	—	2,262	(i)	—	2,734	(i)	935	(i)	350	(i)	—		7,958
Gain on asset sales, net	(369)	(4,212)	—		—	—		—		—		—		(4,581)
Long-lived asset impairments	10,151	—	—		—	—		(595)	(f)	(41)	(f)	—		9,515
Total costs and expenses	344,848	75,279	(937)		92,443	3,004		(41,744)		(57,469)		—		415,424
Other expense, net	(613)	—	—		(1,173)	—		—		—		—		(1,786)
Loss on ECP Warrants	(13,634)	—	—		—	—		—		—		—		(13,634)
Interest Expense	(66,156)	—	—		23	—		—		—		(14,890)	(g)	(81,023)
Gain/loss on early extinguishment of debt	(3,523)	—	—		—	—		—		—		—		(3,523)
Income (loss) before income taxes and equity method investment income	(28,156)	(821)	937		3,052	(3,004)		4,267		(4,988)		(14,890)		(43,603)
Income tax (expense) benefit	327	—	—		—	—		—		—		—		327
Income from equity method investees	7,880	—	—		—	—		—		—		—		7,880
Net income (loss)	$(19,949)	$(821)	$937		$3,052	$(3,004)		$4,267		$(4,988)		$(14,890)		$(35,396)
Net income attributable to Subsidiary Series A Preferred Units	(16,667)	—	—		—	—		—		—		—		(16,667)
Net income attributable to Summit Midstream Partners, LP	$(36,616)	$(821)	$937		$3,052	$(3,004)		$4,267		$(4,988)		$(14,890)		$(52,063)
Less: net income attributable to Series A Preferred Units	(15,998)	—	—		—	—		—		—		—		(15,998)
Add: deemed contribution from Preferred Exchange Offer	8,326	—	—		—	—		—		—		—		8,326
Net income (loss) attributable to common limited partners	$(44,288)	$(821)	$937		$3,052	$(3,004)		$4,267		$(4,988)		$(14,890)		$(59,735)
Net loss per limited partner unit:
Common unit – basic	$(6.57)													$(8.86)
Common unit – diluted	$(6.57)													$(8.86)

Weighted-average limited partner units outstanding:
Common units – basic	6,741													6,741
Common units – diluted	6,741													6,741
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION
The accompanying unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) were prepared in accordance with Article 11 of Regulation S-X and are based on the historical financial information of SMLP, Outrigger DJ, and Sterling DJ. Presented in the Pro Forma Financial Statements are the acquisition impacts of the DJ Acquisitions, including the related impact of financing the DJ Acquisitions, and the disposition impacts of the Permian Sale and the Bison Sale. Neither of the divestitures qualified as a discontinued operation because neither divestiture represented a strategic shift that will have a major effect on SMLP’s operations or financial results.
Certain transaction accounting adjustments have been made in order to show the effects of the DJ Acquisitions in the Pro Forma Financial Statements. These adjustments are preliminary and involve management estimates about fair value, liabilities assumed, and the useful lives of the assets acquired, among others.
The accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that SMLP believes are reasonable; however, actual results may differ from those reflected in these statements. The Pro Forma Financial Statements do not purport to represent what SMLP’s financial position or results of operations would have been if the DJ Acquisitions, the Permian Sale, and the Bison Sale had occurred on the dates described in the Pro Forma Financial Statements, and they may not be indicative of SMLP’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes of Outrigger DJ and Sterling DJ for the periods presented.
The pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the acquisition of Sterling DJ and Outrigger DJ as if they had been completed on September 30, 2022 and also includes known subsequent event purchase price settlements related to the Bison Sale. The pro forma condensed statement of operations for the nine months ended September 30, 2022 gives effect to the DJ Acquisitions, the Permian Sale, and the Bison Sale as if they had been completed on January 1, 2021. The pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the DJ Acquisitions, the Permian Sale, and the Bison Sale as if they had been completed on January 1, 2021.
The unaudited condensed combined pro forma balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 have been compiled in a manner consistent with the accounting policies adopted by SMLP. Certain reclassifications and adjustments have also been made to the historical financial information of Outrigger DJ and Sterling DJ presented herein to conform to SMLP’s historical presentation.
The unaudited pro forma condensed combined statements reflect the following adjustments:
Balance Sheet
“Historical” - represents the historical unaudited condensed combined balance sheets of SMLP, Outrigger DJ and Sterling DJ as of September 30, 2022.
Outrigger DJ
(a) Reflects adjustments for cash consideration paid of $167.6 million and preliminary fair value measurements of the assets acquired and liabilities assumed by the Partnership for the acquisition of Outrigger DJ.
The acquisition of Outrigger DJ was accounted for using the acquisition method of accounting for business combinations. The preliminary purchase price was allocated to the net assets acquired based upon their estimated fair values. The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. These inputs require significant judgments and estimates, as a result, the provisional measurements are preliminary and subject to change during the measurement period and such changes could be material.
The Partnership estimates the fair value of Outrigger DJ to be approximately $167.6 million, which it considers to be representative of the price paid by a typical market participant. This measurement resulted in no goodwill or bargain purchase price being recognized. The transaction costs are estimated to be $3.9 million and were expensed as incurred.

The following table summarizes the consideration paid for the Outrigger DJ acquisition and the fair value of assets acquired and liabilities assumed:

(in thousands)
Cash consideration paid for Outrigger DJ, including adjustments for working capital	$167,631
Recognized amounts of identifiable assets acquired and liabilities assumed:
Accounts receivable	7,525
Other current assets (including $1.0 million of cash acquired)	2,813
Property, plant and equipment	142,787
Intangible assets	21,447
Trade accounts payable, accrued expenses and other	(6,941)
Net assets acquired	$167,631

Sterling DJ
(b) Reflects adjustments for cash consideration paid of $138.4 million and preliminary fair value measurements of assets acquired and liabilities assumed by the Partnership for the Sterling DJ acquisition, including $9.9 million of lease assets, recognized within other non-current assets, and the corresponding liability, recognized within other current and non-current liabilities, as a result of applying SMLP’s accounting policies to the private company financial statements of Sterling DJ.
The acquisition of Sterling DJ was accounted for using the acquisition method of accounting for business combinations. The preliminary purchase price was allocated to the net assets acquired based upon their estimated fair values. The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. These inputs require significant judgments and estimates, as a result, the provisional measurements are preliminary and subject to change during the measurement period and such changes could be material.
The Partnership estimates the fair value of Sterling DJ to be approximately $138.4 million, which it considers to be representative of the price paid by a typical market participant. This measurement resulted in no goodwill or bargain purchase price being recognized. The transaction costs are estimated to be $2.5 million and were expensed as incurred. The Partnership continues to assess the acquired liabilities of Sterling DJ and ongoing assessments primarily relate to outstanding litigation and other legal compliance matters that existed prior to December 1, 2022.
The following table summarizes the consideration paid for the Sterling DJ acquisition and the fair value of assets acquired and liabilities assumed:

(in thousands)
Cash consideration paid for Sterling DJ, including adjustments for working capital	$138,414
Recognized amounts of identifiable assets acquired and liabilities assumed:
Accounts receivable	14,150
Other current assets (includes $0.5 million of cash acquired)	6,854
Property, plant and equipment, net	102,281
Intangible assets	38,679
Other non-current assets	9,865
Trade accounts payable, accrued expenses and other	(20,068)
Other non-current liabilities	$(13,347)
Net assets acquired	$138,414

(c) The DJ Acquisitions were financed through a combination of borrowings under SMLP’s asset-based lending credit facility governed by the ABL Agreement (the “ABL Facility”) and the issuance of $85.0 million aggregate principal amount of 8.500% Senior Secured Second Lien Notes due 2026 (the “Additional 2026 Secured Notes”). The DJ Acquisitions represent a reinvestment of approximately $115.0 million of the net proceeds received from the previously announced Permian Sale and Bison Sale.
(d) Adjustment related to an updated net working capital calculation in connection with the Bison Sale.

(e) Reflects the elimination of historical equity in accordance with the acquisition method of accounting.
Income Statement
“Historical” - represents the historical consolidated statements of operations SMLP, Outrigger DJ, and Sterling DJ for the nine months ended September 30, 2022 and for the year ended December 31, 2021.
(f) Adjustments are to eliminate revenues and costs from the Partnership’s consolidated results of operations resulting from the Bison Sale and the Permian Sale.
(g) Interest expense is adjusted to include the impact of approximate reductions of $75.0 million and $40.0 million to SMLP’s ABL Facility with proceeds received from the Permian Sale and Bison Sale, respectively, as well as the impact of the incremental borrowings for the DJ Acquisitions under the ABL Facility and issuance of $85.0 million of additional 2026 Secured Notes.
For the nine months ended September 30, 2022, the pro forma adjustment includes a reduction of interest expense of $1.6 million and $1.4 million related to the Permian Sale and Bison Sale, respectively and an increase of $15.4 million related to the DJ Acquisitions, which reflect rates on the ABL Facility applicable to the nine months ended September 30, 2022. For the year ended December 31, 2021, the pro forma adjustment includes a reduction of interest expense of $2.6 million and $1.4 million related to the Permian Sale and Bison Sale, respectively and an increase of $15.4 million related to the DJ acquisitions, which reflect rates on the applicable credit facility for the year ended December 31, 2021.
Additionally, interest expense is adjusted to reflect the impact of the amortization of issuance costs in connection with the $85.0 million of additional borrowings on the 2026 Secured Notes.
(h) Includes the impact of the termination of certain sales agreements as well as the assumption of the Partnership’s take-or-pay firm capacity on the Double E Pipeline, by a subsidiary of Matador Resources Company, resulting from the Permian Sale, for the year ended December 31, 2021 and for the nine months ended September 30, 2022. The Partnership’s Contractual Obligation Table, included in Part II of its Form 10-K for the fiscal year ended December 31, 2021, disclosed Double E Pipeline take-or-pay firm capacity obligations of $2.6 million, $2.6 million, $2.7 million, $3.3 million, and $3.3 million for the fiscal years ended December 31, 2022, 2023, 2024, 2025, and 2026, respectively.
(i) To adjust for unrecognized transaction costs associated with the DJ Acquisitions, the Bison Sale and the Permian Sale.
(j) To adjust for asset impairments and losses recognized as a result of the Permian Sale and the Bison Sale.
(k) To adjust lease expense as a result of applying SMLP’s accounting policies to the private company financial statements of Sterling DJ in accordance with FASB ASC 842.
(l) To reflect adjustments as a result of applying SMLP’s accounting policies for fixed asset useful lives and fixed asset capitalization criteria.